Exhibit 23.3

Consent of Independent Auditor
i3 Verticals, Inc.
Nashville, Tennessee
We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Form S-1 Registration Statement of our report dated February 5, 2018, relating to the financial statements of San Diego Cash Register Company, Inc. which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
San Diego, California
June 11, 2018